UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2001


                           ORGANIK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Washington              0-18935                  81-0440517
(State or other jurisdiction (Commission File    (IRS Employer Identification
       of incorporation)          Number)                    Number)

                                 35 Austin Lane
                                 Alamo, CA 94507
                    (Address of principal executive offices)


                                 (925) 487-2623
              (Registrant's telephone number, including area code)


                              1919 70th Avenue West
                                Tacoma, WA 98466
          (Former names or former address, if changed from last report)




















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Item 2.  Acquisition or Disposition of Assets.

On November 16, 2001, the Registrant and Telemax Global Communications, Inc. ("TGC") entered into a Plan and Agreement of Reorganization (the "Agreement"). In accordance with the Agreement, the Registrant will acquire all of the issued and outstanding common stock of TGC in exchange for nine million (9,000,000) shares of the Registrant's common stock. The transaction contemplated by the Agreement is intended to be a "tax-free" exchange pursuant to the provisions of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon the close of the transaction, which is expected to occur by the end of December 2001, the five shareholders of TGC will own approximately ninety-one percent (91%) of the Registrant's then-outstanding common stock and therefore will control the Registrant's future activities and business. The closing of the transaction is subject to certain covenants and representations, completion of audited statements, various due diligence requirements and shareholder approval. There is no assurance that the transaction will close at the end of December 2001 or at any other time.

Shareholders of TGC currently own approximately forty-one percent (41%) of the issued and outstanding common stock of the Registrant.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                    Exhibit                      Description
                     Number
                    10.21 Plan and Agreement of Reorganization dated November 16, 2001, between the Registrant and Telemax Global Communications, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 19, 2001

                                                ORGANIK TECHNOLOGIES, INC.


                                                By: /s/ A.J. Salomon
                                                    ------------------------
                                                    A.J. Salomon, President









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